UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02,    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 9, 2020, Aravive, Inc. (the “Company”) announced the appointment of Rekha Hemrajani, effective January 9, 2020, as President and Chief Executive Officer of the Company and as a member of its Board of Directors (the “Board”). Ms. Hemrajani will hold office as a member of the Board in accordance with the Company’s certificate of incorporation and bylaws and until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Hemrajani was appointed to the Board as a Class III member to fill a vacancy resulting from the resignation of Shahzad Malik, M.D. as a member of the Board and the compensation committee of the Board, effective January 9, 2020.  Dr. Malik’s notice of resignation from the Board that was provided to the Board on January 8, 2020 stated that his resignation was not the result of any disagreement between the Company and Dr. Malik on any matter relating to Company’s operations, policies or practices. Ms. Hemrajani will not be a member of any of the Board’s committees

Ms. Hemrajani, age 50, joins the Company from Arcus Biosciences (NYSE: RCUS), a biotechnology company, where she served as the Chief Operating Officer and Chief Financial Officer from March 2019 to September 2019 with responsibility for corporate strategy, business and corporate development, finance, investor relations, corporate communications, strategic planning and human resources. From March 2016 to March 2019, Ms. Hemrajani was the Chief Operating Officer of FLX Bio, Inc. (now named RAPT Therapeutics, Inc. (NASDAQ: RAPT)), a biotechnology company, where she was responsible for corporate strategy and development, investor and media relations, corporate communications, finance and strategic marketing.  From February 2015 to March 2016, Ms. Hemrajani was the Chief Financial Officer and Senior Vice President of Business and Financial Operations at 3-V Biosciences, Inc. (now Sagimet Biosciences, Inc.), a privately held biotechnology company, with responsibility for corporate strategy, corporate development, finance, investor relations and G&A operations.  From November 2013 to February 2015, Ms. Hemrajani advised privately held companies on strategic corporate development and financing activities through her consulting firm, Ravinia Consulting. Previously, Ms. Hemrajani was Vice President, Head of Licensing and Mergers and Acquisitions at Onyx Pharmaceuticals, Inc., a biotechnology company, and Vice President of Business Development at Exelixis, Inc., a biotechnology company. Ms. Hemrajani began her career in investment banking at firms such as Credit Suisse, First Boston and Lehman Brothers, where she focused on the biopharmaceutical and healthcare sector.  Since May 2019, Ms. Hemrajani has also served as a member of the Board of Directors and the audit committee of the Board of Directors of Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a clinical-stage gene therapy company.

Ms. Hemrajani received her B.S. degree in Economics and Computer Science from the University of Michigan and her M.B.A from the Kellogg Graduate School of Management at Northwestern University.

Ms. Hemrajani is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Hemrajani, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Hemrajani was selected as a member of the Board.

Pursuant to the terms of the Offer Letter dated January 8, 2020 between Ms. Hemrajani and the Company (the “Offer Letter”), Ms. Hemrajani’s compensation for services provided as the Company’s President and Chief Executive Officer  includes: (i) an annual base salary of $475,000; (ii) an annual cash bonus targeted at 50% of her base salary, dependent on performance with respect to both corporate and individual goals, as determined by the Board; (iii) an option to purchase 143,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (iv) restricted stock units (“RSUs”) for 57,000 shares with each RSU representing the contingent right to receive, upon vesting of the RSU, one share of Common Stock. The stock options granted have an exercise price equal to the fair market value of the Common Stock on the date of the grant, expire ten years after the date of the grant and will vest as follows: 25% of the shares subject to the options will vest twelve months after the date of the grant, and the remaining 75% of the shares subject to the options will vest in equal monthly installments over the next 36 months following the one-year anniversary of the date of grant, subject to Ms. Hemrajani’s continued service to the Company. The RSUs will vest in four equal annual installments on the first, second, third and fourth anniversaries of the vesting commencement date. All compensation offered to Ms. Hemrajani is subject to applicable tax withholdings.

If terminated for any reason other than Cause or Permanent Disability (each as defined in the Offer Letter), Ms. Hemrajani will be eligible to receive certain severance benefits. If the termination is not in connection with a Change in Control (as defined in the Offer Letter), the severance benefits will include (i) up to 12 months of salary continuation and reimbursement of COBRA coverage, (ii) a pro-rated portion of her year-end target bonus contingent upon corporate goals being met, (iii) 12 months accelerated vesting of the stock options and RSUs awarded to Ms. Hemrajani and (iv) up to 9 months post-termination to exercise any vested shares subject to such stock option. If terminated in connection with a Change in Control, severance benefits will be those specified under the Company’s 2019 Equity Incentive Plan and the Company’s Change in Control Severance Plan the form of which was previously filed with the Securities and Exchange Commission (the “Severance Plan”), which provides specified severance benefits to certain eligible officers and employees of the Company. In addition, if during the twelve month period commencing on the closing date of a Change in Control the Company terminates her employment for any reason other than Cause or Permanent Disability, all unvested equity awards will immediately vest, subject to certain restrictions.  In addition, under the 2019 Equity Incentive Plan, if involuntarily terminated in connection with certain corporate transactions, including a change in control, Ms. Hemrajani will be eligible for full accelerated vesting of her outstanding stock options and RSUs.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter dated January 9, 2020 between Ms. Hemrajani and the Company, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Ms. Hemrajani also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.10 to Amendment No. 1 to the Company’s  Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014, and such exhibit is incorporated by reference herein.

As previously announced, upon the appointment of Ms. Hemrajani as the Company’s President and Chief Executive Officer, Jay Shepard resigned as the Company’s Chief Executive Officer.  In addition, on January 9, 2020, Mr. Shepard was appointed as the Company’s new Chairman of the Board, replacing Srinivas Akkaraju, M.D., Ph.D. as Chairman.  Dr. Akkaraju will continue to serve as a member of the Board and a member of the audit committee and the nominating and corporate governance committee. For his services as a non-employee member of the Board, Mr. Shepard will receive the cash retainer and equity compensation as set forth in the Company’s Non-Employee Director Compensation Policy, including the cash retainer for his services on the Board and as Chairman, an initial  prorated equity grant of an option to purchase 5,075 shares of Common Stock and the specified annual equity awards. On January 9, 2020, the Company entered into a separation agreement with Mr. Shepard and a consulting agreement with Mr. Shepard.  The consulting agreement provides that, subject to execution of a release which is not revoked, in consideration for Mr. Shepard providing transition services to the Company, the Company agreed to pay Mr. Shepard  (i) fifty percent of his base salary over a six month period, (ii) payment of twelve months of COBRA premiums during such period.  As a member of the Board and a consultant, his equity awards will continue to vest.  The separation agreement contains a non-disparagement obligation on both parties and a standard release of claims on the part of Mr. Shepard.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the consulting agreement dated January 9, 2020 between Jay Shepard and the Company and the separation agreement dated January 9, 2020 between Jay Shepard and the Company, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Offer Letter, dated January 8, 2020, between Rekha Hemrajani and Aravive, Inc.

10.2

Form of Indemnification Agreement by and between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014).

10.3	Separation Agreement, dated January 9, 2020, between Jay Shepard and Aravive, Inc.

10.4	Consulting Agreement, dated January 9, 2020, between Jay Shepard and Aravive, Inc.

99.1	Press Release dated January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2020	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
	Name:	Vinay Shah
	Title:	Chief Financial Officer